                                                                EXHIBIT 99.1


                                           FOR:  ANADIGICS, INC.
                                                 35 Technology Drive
                                                 Warren, NJ 07059-4915
                                                 908-668-5000

                                   APPROVED BY:  Ronald Rosenzweig
                                                 President & CEO

                                       CONTACT:  John Lyons
                                                 Chief Financial Officer
                                                 908-412-5972
                                                 Michele Katz/Jessica Davis
                                                 Press: Lee Foley
                                                 Morgen-Walke Associates, Inc.
                                                 212-850-5600

  ANADIGICS, INC. REPORTS  RECORD FOURTH QUARTER SALES OF $22.4 MILLION
                                   AND
                RECORD INCOME BEFORE TAXES OF $4.5 MILLION

                   *1996 NET SALES $68.9 MILLION - UP 34%
                    *COMPANY DECLARES 3-FOR-2 STOCK SPLIT


    WARREN, New Jersey, January 31, 1997--ANADIGICS, INC. (Nasdaq: ANAD) today reported financial results for the fourth quarter and year ended December 31, 1996.

    The Company also announced that its Board of Directors has declared a 3-for-2 stock split of its common stock in the form of a 50% stock dividend. The new shares will be distributed on February 20, 1997 to stockholders of record at the close of business on February 10, 1997.

    Net sales in the 1996 fourth quarter rose 55% to $22.4 million from $14.5 million in the fourth quarter of 1995. On a sequential quarterly basis, net sales increased 32% over third quarter 1996 net sales of $17.0 million. The increase in net sales in comparison to both periods is primarily attibutable to increased sales of integrated circuits for cellular and personal communication service ("PCS") applications, which were up over 200% from the fourth quarter of 1995. Cellular and PCS applications represented more than 50% of fourth quarter 1996 net sales, compared to approximately 25% of net sales in the fourth quarter of 1995.

    Income before taxes in the fourth quarter of 1996 was up 61% to a record $4,473 thousand from $2,783 thousand in the fourth quarter of 1995. During the fourth quarter of 1996 a benefit for income taxes of $2,214 thousand was recorded versus a provision for income taxes of $138 thousand recorded in the fourth quarter of 1995. The benefit for income taxes arose from a reduction in the valuation allowances which had been recorded in earlier periods against deferred tax assets (primarily net operating loss carry-forwards). As a result, net income in the fourth quarter of 1996 increased to $6,687 thousand (or $0.76 per share on pre-split 8,747,705 weighted average common shares outstanding) from $2,645 thousand (or $0.32 per share on a pre-split 8,334,301 weighted average common shares outstanding) in the fourth quarter of 1995. Net income per share after adjustment for the 3-for-2 common stock split would be $0.51 in the fourth quarter of 1996 and $0.21 in the fourth quarter of 1995.

                                   (More)

ANADIGICS, Inc.                                                 Page 2


    The gross profit margin was 43.5% in the fourth quarter of 1996, compared with 34.5% in the third quarter of 1996 and 49.1% in the fourth quarter of 1995. The improvement in gross margin from the third quarter 1996 level was the result of improved yields on new products, certain of which had experienced production start-up problems in the third quarter. The decline in the gross profit margin compared to the fourth quarter of 1995 was due to a shift in the sales mix to lower margin, high volume integrated circuits and lower yields on certain of the newer products.

    Research and development expenses in the fourth quarter of 1996 totaled $3.1 million, or 13.9% of net sales, compared to $3.0 million in the fourth quarter of 1995, or 20.7% of net sales. During the fourth quarter of 1996 the Company's focus on meeting customer demands for products temporarily reduced the amount of engineering resources normally applied to research and development. Selling and administrative expenses in the fourth quarter of 1996 totaled $2.6 million, or 11.4% of net sales, compared to $1.7 million, or 12.0% of net sales in the year-ago quarter.

    For the year, net sales totaled $68.9 million, an increase of 34% over 1995 net sales of $51.5 million. Income before income taxes for 1996 totaled $11.1 million compared with $8.8 million in 1995, an increase of 26%. During 1996 a benefit for income taxes of $888 thousand was recorded versus a provision for income taxes of $1,527 thousand recorded in 1995. The benefit for income taxes arose from a reduction in the valuation allowances which had been recorded in earlier periods against deferred tax assets (primarily net operating loss carryforwards). As a result, net income in 1996 increased to $11,991 thousand (or $1.39 per share on pre-split 8,605,234 weighted average common shares outstanding) from $7,293 thousand (or $0.96 per share on a pre-split 7,583,163 weighted average common shares outstanding) in 1995. The net income per share after adjustment for the 3-for-2 common stock split would be $0.93 in 1996 and $0.64 in 1995.

    Except for the historical information contained herein, this news release contains forward-looking statements (as that term is defined in the Securities Act of 1933) that are subject to risks and uncertainties, including timely product and process development, order rescheduling or cancellation, individual product pricing pressure, variation in production yield, difficulties in obtaining components and assembly services needed for production of integrated circuits, change in economic conditions of the various markets the Company serves, as well as other risks detailed from time to time in the Company's SEC filings, including the registration statement on Form S-3 filed on January 31, 1997.

    ANADIGICS, Inc. is a leading supplier of gallium arsenide integrated circuits used to receive and transmit radio and microwave frequency signals in a variety of high volume consumer communications applications. The Company primarily focuses on supplying to the cable television, direct broadcast satellite television, fiber optic telecommunications, and wireless communication markets. ANADIGICS's objective is to be the leading supplier of RF/microwave solutions using GaAs integrated circuits. http://www.anadigics.com

                              (Tables to follow)

                                ANADIGICS, INC.
                       CONDENSED STATEMENTS OF INCOME

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                      Three Months Ended                           Year Ended
                                         December 31,                             December 31,
                                    1996             1995                    1996               1995
                               ------------     -------------           -------------      -------------
                                (unaudited)      (unaudited)               (Note 1)           (Note 1)
Net sales                      $     22,423     $      14,470           $     68,864      $      51,460

Cost of sales                        12,662             7,359                 38,887             24,995
                               ------------     -------------           -------------      -------------
Gross Profit                          9,761             7,111                 29,977             26,465

Research and development              3,118             2,997                 12,036             11,733

Selling and administrative
  expense                             2,557             1,734                  8,206              6,640
                               ------------     -------------           -------------      -------------
Operating income                      4,086             2,380                  9,735              8,092

Interest expense                         92                45                    371                573

Interest income                         479               448                  1,739              1,301
                               ------------     -------------           -------------      -------------
Income before income taxes            4,473             2,783                 11,103              8,820

Provision (benefit) for income
  taxes                              (2,214)              138                   (888)             1,527
                               ------------     -------------           -------------      -------------
NET INCOME                     $      6,687     $       2,645           $     11,991       $      7,293
                               ------------     -------------           -------------      -------------
                               ------------     -------------           -------------      -------------

POST-SPLIT PER SHARE DATA (NOTE 2):

Net income per share           $       0.51     $        0.21           $       0.93       $       0.64
                               ------------     -------------           -------------      -------------
                               ------------     -------------           -------------      -------------

Weighted average common
  shares outstanding             13,121,558        12,501,452             12,907,851         11,374,745
                               ------------     -------------           -------------      -------------
                               ------------     -------------           -------------      -------------

--------------------------------------------------------------------------------------------------------


NOTE 1: The condensed statements of income for the years ended December 31,1996 and 1995 have been derived from the audited financial statements at such dates but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

NOTE 2: On a pre-split basis, per-share data was as follows:


Net income per share           $       0.76     $        0.32           $       1.39       $       0.96
                               ------------     -------------           -------------      -------------
                               ------------     -------------           -------------      -------------

Weighted average common
  shares outstanding              8,747,705         8,334,301              8,605,234          7,583,163
                               ------------     -------------           -------------      -------------
                               ------------     -------------           -------------      -------------

                                           (Table to follow)

                                                  ANADIGICS, INC.
                                             CONDENSED BALANCE SHEET
                                                 (IN THOUSANDS)


                                                                              December 31,     December 31,
                                                                                  1996              1995
                                                                             -------------     -------------
                                                                               (Note 1)          (Note 1)
ASSETS
Current assets:
     Cash and cash equivalents                                                $     23,112     $       6,394
     Marketable securities                                                           9,008            22,788
     Accounts receivable, net                                                       10,696             7,379
     Inventory                                                                       8,901             8,735
     Prepaid expenses and other current assets                                       1,221               981
     Deferred taxes                                                                    699               184
                                                                             -------------     -------------
Total current assets                                                                53,637            46,461

Equipment and furniture                                                             46,853            31,951
Leasehold improvements                                                               3,710             2,586
Less accumulated depreciation and amortization                                      21,830            16,060
                                                                             -------------     -------------
                                                                                    28,733            18,477
Deferred taxes                                                                       4,131             1,032
Deposits                                                                               495               280
                                                                             -------------     -------------
Total assets                                                                  $     86,996     $      66,250
                                                                             -------------     -------------
                                                                             -------------     -------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                         $      7,173     $       2,671
     Accrued liabilities                                                             3,671             4,027
     Income taxes payable                                                            3,676             2,092
     Current maturities of capital lease obligations                                 1,292             1,718
                                                                             -------------     -------------
Total current liabilities                                                           15,812            10,508
Capital lease obligations, less current portion                                        627             1,919
                                                                             -------------     -------------
Total liabilities                                                                   16,439            12,427

Stockholders' equity:
     Common stock                                                                      126               116
     Common stock, convertible, non-voting                                             ---                 5
     Common stock subscribed                                                           ---                (3)
     Additional paid-in capital                                                     98,800            94,065
     Accumulated deficit                                                           (28,369)          (40,360)
                                                                             -------------     -------------
Total stockholders' equity                                                          70,557            53,823
                                                                             -------------     -------------
Total liabilities and stockholders' equity                                     $    86,996     $      66,250
                                                                             -------------     -------------
                                                                             -------------     -------------

Note: 1: The condensed balance sheets at December 31,1996 and 1995 have been derived from the audited financial statements at such dates but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

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